As filed with the Securities and Exchange Commission on January 13, 2004
                                                    Registration No. 333-110343
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                         PRE-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                  CWALT, INC.
            (Exact Name of Registrant as Specified in its Charter)

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

                  Delaware                                          87-0698307
(State or Other Jurisdiction of Incorporation)          (I.R.S. Employer Identification No.)

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                               4500 Park Granada
                          Calabasas, California 91302
                                (818) 225-3000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                            SANDOR E. SAMUELS, ESQ.
                         Countrywide Home Loans, Inc.
                               4500 Park Granada
                          Calabasas, California 91302
                                (818) 225-3505
           (Name, address, including zip code and telephone number,
                  including area code, of agent for service)


                                With a copy to:
                             EDWARD J. FINE, ESQ.
                        SIDLEY AUSTIN BROWN & WOOD LLP
                              787 Seventh Avenue
                           New York, New York 10019

Approximate date of commencement of proposed sale to public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

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                        CALCULATION OF REGISTRATION FEE

=================================================================================================================

                                                                                      Proposed
                                                                     Proposed          Maximum
                                                                     Maximum          Aggregate        Amount of
                                                 Amount to Be    Aggregate Price   Offering Price     Registration
Title of Securities to Be Registered            Registered (1)     Per Unit (2)          (2)            Fee (3)
-----------------------------------------------------------------------------------------------------------------

Mortgage Pass-Through Certificates             $19,000,000,000         100%        $19,000,000,000     $1,537,100
=================================================================================================================

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(1)  This Registration Statement relates to the offering price from time to time of $19,000,000,000 aggregate principal amount of Mortgage Pass-Through Certificates and to any resales of them in market transactions by Countrywide Securities Corporation, an affiliate of the Registrant, to the extent required.

(2)  Estimated solely for purposes of calculating the Registration Fee.

(3) A registration fee of $323,600 was previously paid in connection with the filing of the registration statement on November 7, 2003. The remaining $1,213,500 is being paid in connection with the filing of this Amendment No. 1.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution *

         The following table sets forth the estimated expenses to be incurred in connection with the offering of the Certificates, other than underwriting discounts and commissions:

         SEC Registration Fee..................................$1,537,100.00**
         Trustee's Fees and Expenses.............................  20,000.00
         Accounting Fees and Expenses............................  30,000.00
         Legal Fees and Expenses.................................  50,000.00
         Blue Sky Fees and Expenses..............................   5,000.00
         Rating Agency Fees...................................... 200,000.00
         Printing and Engraving..................................  25,000.00
         Miscellaneous...........................................   5,000.00
                                                               -------------
                  Total........................................$1,872,100.00
                                                               =============

------------------

* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of a Series of Certificates in an aggregate principal amount assumed for these purposes to be equal to $200,000,000 of Certificates registered by this Registration Statement.

** This amount relates to the $19,000,000,000 of Mortgage Pass-Through Certificates registered hereby.

Item 15.  Indemnification of Directors and Officers

         The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

Item 16.  Exhibits

(a)      Financial Statements:

         None.

(b)      Exhibits:

          Exhibit No.                      Description of Exhibit

           *1.1       - Form of Underwriting Agreement.
           *1.2       - Form of Indemnification and Contribution Agreement.
           *3.1       - Certificate of Incorporation of the Registrant.
           *3.2       - Bylaws of the Registrant.
           *4.1       - Form of Pooling and Servicing Agreement.
           *5.1       - Opinion of Sidley Austin Brown & Wood LLP with
                        respect to legality.
           *8.1       - Opinion of Sidley Austin Brown & Wood LLP with
                        respect to federal and New York tax matters (included in Exhibit 5.1).
          *23.1       - Consent of Sidley Austin Brown & Wood LLP (included
                        as part of Exhibits 5.1 and 8.1).
          *24.1       - Power of Attorney (included as part of the signature
                        page).

---------------

* Previously filed in connection with the filing of this Registration Statement on November 7, 2003.

Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calabasas, state of California on the 13th day of January, 2004.

                             CWALT, INC.



                             By:        /s/ STANFORD L. KURLAND
                                 ---------------------------------------------
                                            Stanford L. Kurland
                                 Chairman of the Board, President and Director


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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                  Signature                                      Title                                 Date
                  ---------                                      -----                                 ----


           /s/ STANFORD L. KURLAND              Chairman of the Board, President and             January 13, 2004
 --------------------------------------------   Director (Principal Executive Officer)
             Stanford L. Kurland


                      *                         Executive Vice President (Principal              January 13, 2004
 --------------------------------------------   Financial and Accounting Officer)
           Thomas Keith McLaughlin


                      *                         Executive Vice President                         January 13, 2004
 --------------------------------------------   and Director
               Thomas H. Boone


                      *                         Director                                         January 13, 2004
 --------------------------------------------
                David Spector


                      *                         Director                                         January 13, 2004
 --------------------------------------------
              Jeffrey P. Grogin



*By:     /s/     STANFORD L. KURLAND
    -------------------------------------------------
         Stanford L. Kurland
           Attorney-in-fact


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                                     II-4


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                               INDEX TO EXHIBITS



  Exhibit No.                           Description of Exhibit

   *1.1        - Form of Underwriting Agreement.
   *1.2        - Form of Indemnification and Contribution Agreement.
   *3.1        - Certificate of Incorporation of the Registrant.
   *3.2        - Bylaws of the Registrant.
   *4.1        - Form of Pooling and Servicing Agreement.
   *5.1        - Opinion of Sidley Austin Brown & Wood LLP with respect to legality.
   *8.1        - Opinion of Sidley Austin Brown & Wood LLP with respect to federal and New York tax matters (included in Exhibit 5.1).
  *23.1        - Consent of Sidley Austin Brown & Wood LLP (included as part of Exhibits 5.1 and 8.1).
  *24.1        - Power of Attorney (included as part of the signature page).

         * Previously filed in connection with the filing of this Registration Statement on November 7, 2003.